EXHIBIT 10.2

SUPPLEMENT AGREEMENT
TO
MANAGEMENT SERVICE AGREEMENT BETWEEN CANADIAN LEARNING SYSTEMS CORPORAITON AND SINO-CANADA HIGH SCHOOL

This Supplement Agreement is to the Management Service Agreement entered into by and between Canadian Learning Systems Corporation (“CLSC”) and Sino-Canada High School (“SCHS”) on January 1, 2008. This Supplement Agreement is entered into on October 1, 2008.

The Management fee that SCHS pays to CLSC for the period from October 1 to December 31 2008 is renewed and revised as follows:-

(1) Management fee (A) is calculated based on total number of students on campus at the end of service period at unit price of Rmb1,000 per student per month for the period from October 1 to December 31, 2008;

(2) Management fee (B) for other services provided by CLSC as described in the Clause 1.1 of the Management Service Agreement entered into January 1, 2008 is calculated based on an annual fixed amount of Rmb360,000 amortized over 12 month period plus a floating amount calculated at unit price of Rmb50 per student per month for the period from October 1 to December 31, 2008.

IN WITNESS whereof this Agreement has been duly executed by all parties hereto the day and year first above written.

SIGNED by for and on behalf of Canadian Learning Systems Corporation:

SEALED WITH THE COMMON SEAL of Sino-Canada High School: